Exhibit 10.47
SEVENTH AMENDMENT TO LEASE
THIS SEVENTH AMENDMENT TO LEASE (this "Seventh Amendment") is entered into as of the 15th day of June, 2005, by and between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and WESTERN GAS RESOURCES, INC., a Delaware corporation ("Tenant").
RECITALS
A.Landlord and Tenant entered into an Office Lease dated as of July 30, 2002 (the "Original Lease") wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 81,189 square feet of rentable area (the "Original Premises") located on the ninth (9th) through the twelfth (12th) floors of the building (the "Building") located at 1099 18th Street, Denver, Colorado 80202, and further described as Suite 1200.
B.The Original Lease was amended by (i) that certain First Amendment to Lease dated as of September 10, 2002 ("First Amendment") pursuant to which Landlord and Tenant confirmed the Commencement Date and Base Rent, among other matters, (ii) that certain Second Amendment to Lease dated as of July 23, 2004 ("Second Amendment") pursuant to which certain Tenant parking rights were amended, (iii) that certain Third Amendment to Lease dated as of November 1, 2004 ("Third Amendment") pursuant to which Tenant leased an additional 12,000 square feet of rentable area located upon the sixteenth (16th) floor of the Building described as the First Added Premises, (iv) that certain Fourth Amendment to Lease dated as of December 31, 2004 ("Fourth Amendment") pursuant to which Tenant leased an additional 1,928 square feet of rentable area located upon the sixteenth (16th) floor of the Building described as the Second Added Premises,. (v) that certain Fifth Amendment to Lease dated as of April 20, 2005 ("Fifth Amendment") pursuant to which Tenant leased an additional 994 square feet of rentable area located upon the fifth (5th) floor of the Building described as the Third Added Premises, and (vi) that certain Sixth Amendment to Lease dated as of May 18, 2005 ("Sixth Amendment") pursuant to which Tenant leased an additional 6,772 square feet of rentable area located upon the sixteenth (16th) floor of the Building-described as the Fourth Added Premises. The Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment is herein referred to as the "Lease".
C.Tenant and Landlord are desirous of substituting that 994 square feet of rentable area located on the twentieth (20th) floor of the Building, known as Suite 2030 and which is depicted on Exhibit A-1 attached hereto and incorporated herein by this reference (the "Fifth Added Premises") with the Third Added Premises.
D.Landlord and Tenant are the sole parties in interest under the Lease.
E.Landlord and Tenant now desire to amend the Lease in the manner and form set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
1.Substitution of Fifth Added Premises for Third Added Premises.
(a)Effective as of the date (the "Fifth Added Premises Commencement Date"), the Fifth Added Premises are Ready for Occupancy (hereinafter defined) or would have been Ready for Occupancy in the absence of any Fifth AP Tenant Delay (hereinafter defined), the Fifth Added Premises shall be added to the Premises for the balance of the Term and substituted in place of the Third Added Premises, upon and subject to all of the terms, covenants and conditions of the Lease, as amended herein.
(b)Landlord and Tenant acknowledge that Tenant has never taken possession of the Third Added Premises and Tenant relinquishes any and all rights under the Lease to possess or occupy the Third Added Premises.
(c)Landlord and Tenant acknowledge that the Premises will consist of approximately 102,883 square feet of rentable area after the addition of the Fifth Added Premises.
2.Base Rent. Effective as of the Effective Date, the Base Rent to be paid by Tenant to Landlord shall be amended as follows (subject to credits against Base Rent pursuant to Paragraph 2 of the First Amendment):

(a)	From the Commencement Date through and until September 17, 2003:
Zero Dollars ($0.00) (on the Original Premises)

(b)	From September 18, 2003 through and including January 31, 2005:
$1,653,819.96 per annum payable in monthly installments of $137,818.33 (on the Original Premises)

(c)	From February 1, 2005 through and until February 28, 2005:
$1,653,819.96 per annum payable in monthly installments of $137,818.33 (on the Original Premises); and
$183,330.00 per annum payable in monthly installments of $15,277.50 (on the First Added Premises)

(d)	From March 1, 2005 through and until March 31, 2005:
$1,653,819.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$183,330.00 per annum payable in monthly installments of $15,277.59 (on the First Added Premises); and
$0.00 per annum payable in monthly installments of $0.00 (on the Second Added Premises)

(e)	From April 1, 2005 through and until June 30, 2005:
$1,653,819.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$183,330.00 per annum payable in monthly installments of $15,277.50 (on the First Added Premises); and
$39,832.56 per annum payable in monthly installments of $3,319.38 (on the Second Added Premises)

(f)	From July 1, 2005* through and until August 31, 2005:
$1,653,819.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$183,330.00 per annum payable in monthly installments of $15,277.50 (on the First Added Premises);
$39,832.56 per annum payable in monthly installments of $3,319.38 (on the Second Added Premises); and
$0,00 per annum payable in monthly installments of $0.00 (on the Fifth Added Premises)

(g)	September 1, 2005 through and until October 31, 2005:
$1,653,8 19.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$183,330.00 per annum payable in monthly installments of $15,277.50 (on the First Added Premises);

$39,832.56 per annum payable in monthly installments of $3,319.38 (on the Second Added Premises); and
$20,376.96 per annum payable in monthly installments of $1,698.08 (on the Fifth Added Premises)

(h)	November 1, 2005** through and until November 30, 2005:
$1,653,819.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$183,330.00 per annum payable in monthly installments of $15,277.50 (on the First Added Premises);
$39,832.56 per annum payable in monthly installments of $3,319.38 (on the Second Added Premises);
$0.00 per annum payable in monthly installments of $0,00 (on the Fourth Added Premises);
and
$20,376.96 per annum payable in monthly installments of $1,698.08 (on the Fifth Added Premises);

(i)	From December 1, 2005 through and until December 31, 2005:
$1,653,819.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$183,330.00 per annum payable in monthly installments of $15,277.50 (on the First Added Premises);
$39,832.56 per annum payable in monthly installments of $3,319.38 (on the Second Added Premises);
$142,212.00 per annum payable in monthly installments of $11,851.00 (on the Fourth Added Premises); and
$20,376.96 per annum payable in monthly installments of $1,698.08 (on the Fifth Added Premises);

(j)	From January 1,2006 through and until December 31, 2010:
$1,653,819.95 per annum payable in monthly installments of $137,818.33 (on the Original Premises);
$244,440.00 per annum payable in monthly installments of $20,370.06 (on the First Added Premises);
$39,832.56 per annum payable in monthly installments of $3,319.38 (on the Second Added Premises);
$142,212.00 per annum payable in monthly installments of $11,851.00 (on the Fourth Added Premises); and
$20,376.96 per annum payable in monthly installments of $1,698.08 (on the Fifth Added Premises);

*	Or, with respect to the Fifth Added Premises only, the Fifth Added Premises Commencement Date, whichever is later

**	Or, with respect to the Fourth Added Premises only, the Fourth Added Premises Commencement Date, whichever is later
3.Additional Rent.
(a)Original Premises. In addition to paying the Base Rent specified in Paragraph 2 above, Tenant shall pay as "additional rent" with respect to the Original Premises the amounts determined in accordance with the provisions of Paragraph 4 of the Original Lease.
(b)First Added Premises. In addition to paying the Base Rent specified in Paragraph 2 hereof: Tenant shall pay as "additional rent" with respect to the First Added Premises an amount determined in accordance with the provisions of Paragraph 4 of the Original Lease based upon: (i) the "Operating Expense Base Amount" meaning the amount (on a per rentable square foot basis), of Operating Expenses incurred by Landlord during Calendar Year 2005, as they may be adjusted pursuant to Subparagraph 4(a)(vii)(A) of the Original Lease, and (ii) the "Tax Base Amount" meaning the amount (on a per rentable square foot basis) of Taxes incurred by Landlord during Calendar Year 2005. Tenant's Proportionate Share with respect to the First Added Premises shall mean 2.33% (12,000/514.000).
(c)Second Added Premises. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay as "additional rent" with respect to the Second Added Premises an amount determined in accordance with the provisions of Paragraph 4 of the Original Lease based upon: (i) the "Operating Expense Base Amount" meaning the amount (on a per rentable square foot basis), of Operating Expenses incurred by Landlord during Calendar Year 2005, as they may be adjusted pursuant to Subparagraph 4(a)(vii)(A) of the Original Lease, and (ii) the "Tax Base Amount" meaning the amount (on a per rentable square foot basis) of Taxes incurred by Landlord during Calendar Year 2005. Tenant's Proportionate Share with respect to the Second Added Premises shall mean 0.38% (l,928/514,000).
(d)Third Added Premises. Intentionally Omitted.
(e)Fourth Added Premises. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay as "additional rent" with respect to the Fourth Added Premises an amount determined in accordance with the provisions of Paragraph 4 of the Original Lease based upon: (i) the "Operating Expense Base Amount" meaning the amount (on a per rentable square foot basis), of Operating Expenses incurred by Landlord during Calendar Year 2005, as they may be adjusted pursuant to Subparagraph 4(a)(vii)(A) of the Original Lease, and (ii) the "Tax Base Amount" meaning the amount (on a per rentable square foot basis) of Taxes incurred by Landlord during Calendar Year 2005. Tenant's Proportionate Share with respect to the Fourth Added Premises shall mean 1.32% (6,772/514,000).
(f)Fifth Added Premises. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay as "additional rent" with respect to the Fifth Added Premises an amount determined in accordance with the provisions of Paragraph 4 of the Original Lease based upon: (i) the "Operating Expense Base Amount" meaning the amount (on a per rentable square foot basis), of Operating Expenses incurred by Landlord during Calendar Year 2005, as they may be adjusted pursuant to Subparagraph 4(a)(vii)(A) of the Original Lease, and (ii) the "Tax Base Amount" meaning the amount (on a per rentable square foot basis) of Taxes incurred by Landlord during Calendar Year 2005. Tenant's Proportionate Share with respect to the Fifth Added Premises shall mean 0.19% (994/514,000).
(g)Calculation. Tenant's Proportionate Share under Subparagraphs 3(a), 3(b), 3(c), 3(e) and 3(f) are calculated on the basis of the rentable area of the Building consisting of 514,000 square feet which is approximately 95% of the Building's actual rentable area. The Base Rent and additional rent are sometimes herein collectively referred to as the "rent". All amounts of additional rent shall be payable in the same manner and at the same place as the Base Rent.
4.Acceptance and Improvements of Fifth Added Premises.
(a)Acceptance of Fifth Added Premises. Tenant acknowledges that it has had the opportunity to inspect the Fifth Added Premises and agrees to accept the Fifth Added Premises in its current "as is" condition without any obligation upon Landlord to complete improvements to the Fifth Added Premises or to provide any allowance for the completion of such improvements except as provided in this Paragraph 4.
(b)Completion by Landlord. Landlord shall, in a good and workmanlike manner, cause the Fifth Added Premises to be improved and completed in accordance with the plans (the "Fifth AP Plans") attached hereto as Exhibit A-2 (such improvements are herein referred to as the "Fifth AP Tenant Work"). Landlord reserves the right however: (i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any such change shall first be obtained (which approval for matters other than selection of finish materials shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Fifth AP Plans). The Fifth AP Tenant Work shall be furnished, installed and performed by Landlord at Landlord's cost. Landlord currently estimates that the Fifth AP Tenant Work can be Ready for Occupancy by July 1, 2005 (subject to delays beyond Landlord's control), "Ready for Occupancy" shall mean (i) the date on which Landlord has substantially completed the Fifth AP Tenant Work in accordance with the Fifth AP Plans and in substantial compliance with all applicable laws, regulations, and codes, as certified to Tenant in writing by Landlord's architect, Lewis Himes & Associates ("Landlord's Architect"), Landlord and the applicable general contractor; (ii) a permanent or temporary certificate of occupancy or other reasonable evidence of approval has been issued by the City and County of Denver ("City") permitting the use and occupancy of the Fifth Added Premises subject only to Fifth AP Punch List (defined below) items; and (iii) the services and systems required to be provided to the Fifth Added Premises are in operation and have passed inspection by the appropriate governmental authority required for issuance of a permanent or temporary certificate of occupancy for the Fifth Added Premises.
(c)Access; Acceptance of Work. Landlord shall afford Tenant and its employees and agents (each herein referred to as a "Tenant Party") access to the Fifth Added Premises at reasonable times prior to the occupancy of the Fifth Added Premises only in the presence of a representative of the Landlord, and at Tenant's sole risk and expense, for the purposes of inspecting and verifying Landlord's performance of the Fifth AP Tenant Work. Tenant shall advise Landlord promptly of any objection to the construction of the Fifth AP Tenant Work. Within fifteen (15) days after the Fifth AP Tenant Work is completed, Landlord and Tenant shall prepare a mutually agreed upon list ("Fifth AP Punch List") of items of the Fifth AP Tenant Work that needs to be corrected or repaired. Landlord agrees to cause the items set forth in the Fifth AP Punch List to be corrected or repaired within thirty (30) days after the date the Fifth AP Punch List is prepared. As used in this Paragraph 4, "Fifth AP Punch List" items means minor details of construction or decoration that do not interfere with Tenant's use and enjoyment of the Fifth Added Premises.
(d)Fifth Added Premises Commencement Date. Except as provided below, if Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this Seventh Amendment) fail to cause the Fifth AP Tenant Work to be completed on or before July l, 2005 or any other date, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Tenant's obligation to pay the Base Rent and additional rent pertaining to the Fifth Added Premises shall commence on the Fifth Added Premises Commencement Date, and such failure to cause the Fifth AP Tenant Work to be completed on or before July 1, 2005, or any other date, shall not in any other way affect the validity or continuance of the Lease as amended herein. The term "Fifth AP Tenant Delay" shall mean any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying the completion of the Fifth AP Tenant Work including: (i) any delay which is caused by changes in the Fifth AP Plans and/or the Fifth AP Tenant Work requested by Tenant; (ii) any delay which is caused by any unreasonable failure by Tenant, without regard to any grace period applicable thereto, to promptly furnish to Landlord any required approval or consent within the period of time required therefor by the terms of this Seventh Amendment; or (iii) any delay which is caused by the performance of any work or activity in the Fifth Added Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within 10 days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the Fifth Added Premises resulting from any Fifth AP Tenant Delay. Notwithstanding the foregoing, if the Fifth Added Premises Commencement Date does not occur by October 1, 2005, as such date is extended for any Fifth AP Tenant Delay, but not for any other delay, whether or not caused by Landlord, Tenant may terminate its lease of the Fifth Added Premises pursuant to this Seventh Amendment. Landlord agrees to notify Tenant, in writing, within seven (7) days after the occurrence of any Fifth AP Tenant Delay.
5.Termination of Landlord's Partial Substitution Option. Landlord's partial substitution option pertaining to the Third Added Premises as provided in paragraph 6 of the Fifth Amendment is terminated and deemed null, void and of no further effect.

6.Brokerage. Landlord and Tenant acknowledge and agree that: (i) Landlord has been represented in connection with this Seventh Amendment by Agent and by Silverbrae Holdings, Inc. ("SHI") as Landlord's agents, and (ii) Tenant has been represented in connection with this Seventh Amendment by The Staubach Company ("Staubach") as Tenant's agent. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, for a commission or other compensation in connection with this Seventh Amendment, made by any broker or finder (other than Agent, SHI and Staubach) who claim to have dealt with or communicated to Tenant in connection with this Seventh Amendment provided that Landlord has not in fact retained such broker or finder. Landlord agrees to pay Agent, SHI and Staubach pursuant to the terms of separate agreements, for their services rendered in connection with this Seventh Amendment.
7.Authority of Tenant. Tenant represents to Landlord that Tenant has not made any assignment, sublease, transfer or other disposition of Tenant's interest in the Lease or any portion of the Premises, and that Tenant is fully authorized to execute, deliver and perform this Seventh Amendment. Tenant hereby represents and warrants to Landlord that to the best of its knowledge there are no claims, demands, obligations, liabilities, actions or other cause of actions which have accrued or which may accrue arising from or related to the Lease or the Premises.
8.Binding Effect. This Seventh Amendment becomes effective only upon the execution by Landlord and Tenant.
9.Definitions. All capitalized terms used herein. but not defined herein, shall have the same meanings given to such terms in the Lease unless otherwise indicated.
10.Reaffirmation of Lease Terms. Tenant and Landlord agree that the terms, covenants, and conditions of the Lease shall remain and continue in full force and effect as amended herein. Each of Landlord and Tenant confirms that it is in compliance with the Lease provisions and the neither Tenant nor Landlord has any defenses, claims or offsets against the other as of the date hereof. As of the date hereof, Tenant waives and releases Landlord and its agents and employees, from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, known or unknown, arising out of or in connection with the Lease and/or the use or occupancy of the Premises prior to the date hereof. Except as specifically modified in this Seventh Amendment, the Lease remains in full force and effect. If there is any conflict between the terms and provisions of this Seventh Amendment and the terms and provisions of the Lease, the terms and provisions of this Seventh Amendment shall govern.
11.Governing Law. The governing law of this Seventh Amendment and all provisions hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.
12.Complete Agreement. This Seventh Amendment contains all agreements, understandings and arrangements between the parties hereto with regard to the matters described herein.
13.Benefit. Subject to the limitations on Tenant's assignment and subleasing provided in the Lease, this Seventh Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
14.Amendment. This Seventh Amendment may not be amended except in writing signed by the parties hereto.
15.Headings. The paragraph headings of this Seventh Amendment are for reference only and shall not be deemed to alter or affect the meaning of the terms hereof.
16.Time. Time is of the essence hereof.
17.Survival. All covenants, agreements, representations and warranties as set forth in this Seventh Amendment shall survive the termination of the Lease.

18.Counterparts. This Seventh Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
19.Subordination. Landlord hereby confirms its agreement to and obligations pursuant to Subparagraphs 18(b) and 18(c) of the Original Lease. Landlord agrees that Tenant's obligation to subordinate to any "future mortgage" (as defined in the Original Lease) shall be conditioned upon Landlord obtaining for and delivering to Tenant an agreement in recordable form and in a form reasonably acceptable to Landlord, Tenant, and the holder of such future mortgage for the Fifth Added Premises (which shall not diminish Tenant's rights of offset provided in Subparagraph 26(h) of the Original Lease), executed by the holder of any such future mortgage.
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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Seventh Amendment to Lease as of the day and year set first above written.

LANDLORD:

DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By: ARC Denver, L.L.C., a Delaware limited liability company, its general partners

By: ARC Denver, Inc., a Delaware corporation, its manager

Date: 7/6/05	By: /s/ David G. Marshall David G. Marshall, President

TENANT:

WESTERN GAS RESOURCES, INC., a Delaware corporation

Date: June 28, 2005	By: /s/ John C. Walter Executive Vice President

EXHIBIT A-1

Depiction of Fifth Added Premises

DENVER PLACE
PLAZA TOWER
1099 18th Street
Denver, Colorado
LEVEL 20
MARCH 10, 2002
AMERIMAR REALTY
1099 18TH STREET, #1201
DENVER, COLORADO

Exhibit A-2

Kieding
OFFICE ARCHITECTS
WESTERN GAS RESOURCES
DENVER PLACE - PLAZA TOWER
Twentieth Floor
1/2" Scale
June 9, 2005
ENTRY
BREAK AREA
sink
ref
H2O
OPEN OFFICE AREA
copier
OFFICE
10' x 12'±
files
PIPELINE
10½"
TRUE NORTH
PLAN NORTH